UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022

Commission File Number: 000-20333

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

maryland	87-0406496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104, King of Prussia, PA 19406

(Address of principal executive offices)(Zip Code)

(610) 834-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Nocopi Technologies, Inc. (the “Company”) was held on Tuesday, July 12, 2022. As of the close of business on May 13, 2022, the Company had outstanding 67,495,055 shares of common stock, of which 35,927,002 shares were represented at the meeting by proxy and in person; accordingly a quorum was constituted. The matters voted upon and the final results of the voting were as follows:

Proposal 1:  Election of Directors

The following person was elected to the Board of Directors to serve until the 2025 Annual Meeting of Stockholders or until his successor has been duly elected or appointed and qualified:

Name	Votes For	Votes Against	Votes Withheld	Broker Non-votes
Philip B. White	27,602,348	644,846	199,734	7,480,074

Proposal 2:  Ratify Morison Cogen LLP as the Company’s Independent Registered Public Accounting Firm

The following votes were cast with respect to Proposal 2.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
35,881,753	41,967	3,282	-

Proposal 3:  Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The following votes were cast with respect to Proposal 3.  The proposal was approved.

For	Against	Abstain	Broker Non-votes
27,714,948	527,080	204,900	7,480,074

Proposal 4:  Advisory Vote to Select the Frequency of Voting to Approve Executive Compensation

The following votes were cast with respect to Proposal 4.  The option of “one year” as the frequency was approved.  In light of this vote, the Company will include a stockholder vote on the compensation of executives in its proxy materials every year.

Once Every Year	Once Every 2 Years	Once Every 3 Years	Abstain	Broker Non-votes
26,624,597	1,768,951	6,580	46,800	7,480,074

Settlement terms terminating solicitation subject to Rule 14a-12(c)

Tim Eriksen and a group of funds he controls, including Cedar Creek Partners, LLC, a Washington limited liability company (“CCP”), and its affiliate, Eriksen Capital Management LLC, a Washington limited liability company (“ECM” and together with CCP and Mr. Eriksen, the “Eriksen Group”) had previously notified the Company that they intended to nominate Tim Eriksen for election as a director at the Annual Meeting, but subsequently withdrew such nomination.

The Eriksen Group filed preliminary proxy materials with the SEC on March 24, 2022, but subsequently withdrew those proxy materials after agreeing to sell all of the Company shares beneficially owned by the Eriksen Group to Michael S. Liebowitz and his affiliates. The Eriksen Group has further entered into a standstill agreement with the Company for a period of five years, pursuant to which it agreed not to acquire greater than 5% of the Company’s outstanding shares at any time and to vote any shares owned in favor of management’s proposals. The Company agreed to reimburse the Eriksen Group $75,000 for its expense incurred in connection with the proxy solicitation.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Dated: July 15, 2022	By:	/s/ Rudolph A. Lutterschmidt
Rudolph A. Lutterschmidt
Vice-President and Chief Financial Officer